                                                                     EXHIBIT 1.1


                                 TRUETIME, INC.

                               3,000,000 SHARES*/
                                  COMMON STOCK
                                ($.01 PAR VALUE)

                             UNDERWRITING AGREEMENT


                               December ___, 1999

                                                              New York, New York
                                                              December ___, 1999


C.E. Unterberg, Towbin
Cruttenden Roth Incorporated
Pennsylvania Merchant Group
As Representatives of the several Underwriters
c/o C.E. Unterberg, Towbin
Swiss Bank Tower
10 East 50th Street
22nd Floor
New York, NY 10022

Ladies and Gentlemen:

         Subject to the terms and conditions contained in this Agreement, TrueTime, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,500,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company (the "Company Securities") and OYO Corporation U.S.A., a Texas corporation and sole stockholder of the Company (the "Selling Stockholder"), proposes to sell 1,500,000 shares of Common Stock of the Company (the "Stockholder Securities" and, together with the Company Securities, the "Underwritten Securities") to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives. The Company also proposes to grant to the Underwriters an option to purchase up to 450,000 additional shares of Common Stock to cover over-allotments (the "Option Securities" and the Option Securities, together with the Underwritten Securities, the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

         The terms which follow, when used in this Agreement, shall have the meanings indicated.

-----------------------
*/ Plus an option to purchase from TrueTime, Inc. up to 450,000 additional shares to cover over-allotments.


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         "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Business Day" means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

         "Commission" means the United States Securities and Exchange Commission (or any successor regulatory agency thereto).

         "Effective Date" means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Execution Time" means the date and time that this Agreement is executed and delivered by the parties hereto.

         "Preliminary Prospectus" means any preliminary prospectus referred to in Section 1(a)(1) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

         "Prospectus" means the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, means the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

         "Registration Statement" means the registration statement referred to in Section 1(a)(1) hereof, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, also means such registration statement as so amended or any Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

         "Rule 424", "Rule 430A" and "Rule 462(b)" refer to such rules under the Act.

         "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

         "Rule 462(b) Registration Statement" means a registration statement and any amendments hereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(1) hereof.


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         "Warrant Agreement" means that certain Warrant Agreement dated as of even date, between the Company and C.E. Unterberg, Towbin.

         "Warrants" mean the 200,000 warrants to purchase 200,000 shares of the Company's Common Stock issued pursuant to the Warrant Agreement.

         1.       REPRESENTATIONS AND WARRANTIES.

                  (a) The Company and the Selling Stockholder jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1(a).

                           (1) The Company has filed with the Commission a
                  Registration Statement (file number 333-90269) on Form S-1, including a related preliminary prospectus, for the registration under the Act, of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to the Effective Date of such Registration Statement, a further amendment to such Registration Statement (including the form of final prospectus) or (B) after the Effective Date of such Registration Statement, (x) a final prospectus in accordance with Rules 430A and 424(b) and (y) if required to do so, a Registration Statement filed pursuant to Rule 462(b). In the case of clause (B), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such Registration Statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                           (2) On the Effective Date, the Registration Statement
                  did or will, when the Prospectus is first filed (if required) in accordance with Rule 424(b), and on the Closing Date (as defined in Section 3 hereof) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the rules thereunder. On the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the


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                  Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Selling Stockholder make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                           (3) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

                           (4) The Company's authorized equity capitalization is
                  as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities have been duly authorized for listing and trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities and the Warrants are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                           (5) The Company does not have any subsidiaries, does
                  not directly or indirectly own any capital stock or other equity interests in any corporation, partnership or other entity and is not a member of or a participant in any partnership, joint venture or similar entity.

                           (6) There is no franchise, contract or other document
                  of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.


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                           (7) This Agreement has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                           (8) The Company is not and, after giving effect to
                  the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                           (9) No consent, approval, authorization, filing with
                  or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                           (10) Neither the issuance and sale of the Securities
                  nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (A) the charter or by-laws of the Company, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

                           (11) Except for the Selling Stockholder and C.E.
                  Unterberg, Towbin, no holder of securities of the Company has any right to the registration of such securities under the Registration Statement.

                           (12) The consolidated financial statements and
                  schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

                           (13) No action, suit or proceeding by or before any
                  court or


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                  governmental agency, authority or body or any arbitrator
                  involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (A) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                           (14) The Company owns or leases all such properties
                  as are necessary to the conduct of its operations as presently conducted.

                           (15) The Company is not in violation or default of
                  any provision of its charter or by-laws, and is not in violation or default of (A) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (B) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; that could have a material adverse effect on, in the case of any violation or default covered by clauses (A) and (B) above, (i) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or
                  (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                           (16) PricewaterhouseCoopers LLP, who have certified
                  certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                           (17) There are no transfer taxes or other similar
                  fees under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                           (18) The Company has filed all foreign, Federal,
                  state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any


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                  other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                           (19) No labor problem or dispute with the employees
                  of the Company exists or is threatened or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                           (20) The Company is insured by insurers of recognized
                  financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, or officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                           (21) The Company possesses all licenses,
                  certificates, permits and other authorizations issued by the appropriate Federal, state or foreign regulatory authorities necessary for the ownership or lease of its properties and the conduct of its business the failure of which to possess could have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). The Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding,


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                  would have a material adverse effect on the condition
                  (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                           (22) The Company is not in violation of any Federal
                  or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, which violation could have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). The Company has received all permits, licenses or other approvals required of it under applicable Federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                           (23) The Company maintains a system of internal
                  accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
                  (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (24) The Company has not taken, directly or
                  indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (25) The Company owns or has obtained licenses for
                  the patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property referenced or described in the Prospectus as being owned by or licensed to it (collectively, the "Intellectual Property") the failure of


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                  which to own or to have obtained could have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or
                  (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). There is no (A) third party with rights to any such Intellectual Property, whose rights could have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), (B) material infringement by third parties of any such Intellectual Property, which could have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), (C) pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (D) pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (E) pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, (F) U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property, which could have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or
                  (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and (G) prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all Intellectual Property necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted the failure of which to own, possess, license or have other rights could have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).


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
                           (26) The Company has implemented a comprehensive,
                  detailed program to analyze and address the risk that the computer hardware and software used by it may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and has determined that such risk will be remedied on a timely basis without material expense and will not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company; and the Company believes, after due inquiry, that each supplier, vendor, contractor or financial service organization used or served by the Company has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor, contractor, or financial service organization would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company. The Company has complied with the disclosure guidelines of Release No. 33-7558 under the Act, dated July 29, 1998, related to Year 2000 compliance where the failure to be in such compliance could have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                           (27) Except as described in the Prospectus, the
                  Company does not maintain any plan or arrangement, other than the Company's medical and dental insurance and reimbursement plans, that is subject to the provisions of, or that provides any benefits described in, the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

                           (28) The Warrant Agreement has been duly authorized
                  by the Company and, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms; the Warrants will conform in all material respects to the description of the Warrants in the Prospectus and in the Warrant Agreement; the Warrants to be issued by the Company to the Representative pursuant to the Warrant Agreement have been duly and validly authorized and, when duly executed, issued and delivered as contemplated by the Warrant Agreement will be duly and validly issued and will constitute the valid and binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable in accordance with their terms.

                           (29) When the Securities are delivered and paid for
                  pursuant to this Agreement on the Closing Date, the Warrants will be exercisable for shares of Common Stock of the Company ("Warrant Shares") in accordance with their terms at any time or from time to time after [DECEMBER ____, 2000]; the Warrant


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
                  Shares initially issuable upon the exercise of such Warrants have been duly authorized and reserved for issuance upon such exercise in accordance with the terms of the Warrants and, when issued upon such exercise, will be validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Warrant Shares.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  (b) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(b).

                           (1) The Selling Stockholder is the lawful owner of
                  the Stockholder Securities to be sold to the several Underwriters and the Selling Stockholder will convey to the Underwriters good and marketable title to such Stockholder Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

                           (2) The Selling Stockholder has not taken, directly
                  or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (3) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

                           (4) None of the sale of the Stockholder Securities or
                  the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Selling Stockholder or the terms of any indenture or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any of its subsidiaries.

         Any certificate signed by the Selling Stockholder, or any officer of the Selling Stockholder, and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

         (2)       PURCHASE AND SALE.

                  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of [$_____] per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 450,000 shares of Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on [DECEMBER ___, 1999], or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Securities being sold by the Company and the Selling Stockholder to or upon the order of the Company or the Selling Stockholder by wire transfer payable in same day funds to the accounts specified by the Company and the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

         The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Stockholder Securities to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

         If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representative (which shall be within three Business Days after exercise of said option), against payment by the several Underwriters through the Representatives thereof to or upon the order of the Company by wire transfer payable in same day funds to the accounts specified by the Company. Delivery of the Option Securities shall be made through facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

         5.        AGREEMENTS.

                  (a) The Company agrees with the several Underwriters that:

                           (1) The Company will use its best efforts to cause
                  the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration

                  Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or of any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (2) If, at any time when a prospectus relating to the
                  Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (A) notify the Representatives of any such event, (B) prepare and file with the Commission, subject to the second sentence of Section 5(a)(1), an amendment or supplement which will correct such statement or omission or effect such compliance and (C) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                           (3) As soon as practicable, the Company will make
                  generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                           (4) The Company will furnish to the Representatives
                  and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                           (5) The Company will arrange, if necessary, for the
                  qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities.

                           (6) The Company will not, for a period of one year
                  following the Execution Time, without the prior written consent of C.E. Unterberg, Towbin, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition

                  (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the rules promulgated under Section 16 of the Exchange Act with respect to, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction; provided, however, that the Company may issue and sell Common Stock pursuant to any employee or director stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Prospectus, the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and, after 180 days following the Execution Time, the Company may issue Common Stock in connection with (A) any acquisition of any business or property and (B) any underwritten offering of Common Stock.

                           (7) The Company will not take, directly or
                  indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the company to facilitate the sale or resale of the Securities.

                           (8) The Company and the Selling Stockholder jointly
                  and severally agree to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them;
                  (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (E) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (F) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (G) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (H) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (I) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; and (J) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Section 5(a)(8), as to the respective amounts of such costs and expenses for which they each shall be responsible.

                  (b) The Selling Stockholder agrees with the several Underwriters that:

                           (1) The Selling Stockholder will not, for a period of
                  one year following the Execution Time, without the prior written consent of C.E. Unterberg, Towbin, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the rules promulgated under Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, other than shares of Common Stock disposed of as bona fide gifts approved by C.E. Unterberg, Towbin.

                           (2) The Selling Stockholder will not take any action
                  designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (3) The Selling Stockholder will advise you promptly,
                  and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of
                  (A) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties,
                  (B) any change in information in the Registration Statement or the Prospectus relating to the Selling Stockholder or (C) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of the Selling Stockholder.

                           (4) The Selling Stockholder will comply with the
                  agreement contained in Section 5(a)(8).

         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Allotment Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to the Representatives the opinion of Fulbright & Jaworski, L.L.P., counsel for the Company, dated the Closing Date and addressed to the Representatives, to the effect that: (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; (2) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Company has been notified by the Nasdaq National Market that the Securities are duly approved for quotation, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;
         (3) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; (4) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto pursuant to Rule 424(b), has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;
         (5) this Agreement has been duly authorized, executed and delivered by the Company; (6) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act; (7) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained; (8) to the knowledge of such counsel, the Company is not in violation of its charter or by-laws; (9) none of the issuance and sale of the Securities, the issuance of the Warrants, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to,
         (A) the charter or by-laws of the Company, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition or covenant or instrument to which the Company is a party or bound or to which its property is subject, which is included as an exhibit to the Registration Statement or of which such counsel has knowledge, or (C) any statute, law, rule, or regulation, or (D) to the knowledge of such counsel, any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; and (10) to the knowledge of such counsel, except the Selling Stockholder and C.E. Unterberg, Towbin, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Texas, California and New York, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on the representations and warranties of the Company contained in this Agreement, certificates of responsible officers of the Company contemplated by this Agreement and certificates of responsible officers of the Company and the Selling Stockholder and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

         In addition to the foregoing opinion, the Company shall have furnished to the Representatives a letter from Fulbright & Jaworski L.L.P., counsel to the Company, which may be a separate part of the letter in which such opinion is incorporated (but which shall not be regarded as an opinion of such counsel) to the following effects. Such counsel may state they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and they have not independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, such counsel may state that they assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements or any financial or statistical data included in the Registration Statement and the Prospectus, and they have not examined the accounting, financial or other records or sources from which such statements and data are derived. Such counsel may state that although certain portions of the Registration Statement and the Prospectus have been included therein on the authority of "experts" within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement or the Prospectus. However, such counsel shall state that they have participated in conferences with officers, legal counsel and other representatives of the Company, representatives of the independent accountants of the Company and with representatives of, and legal counsel for, the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel shall state that they have also reviewed certain corporate documents furnished to them by the Company or obtained from public officials. Based on such participation and review (relying as to materiality to a certain extent upon the officers and the other representatives of the Company), and subject to the limitation described above, such counsel shall advise the Underwriters that no facts have come to their attention that cause them to believe that the Registration Statement at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date of such letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) The Selling Stockholder shall have furnished to the Representatives the opinion of Fulbright & Jaworski, L.L.P., counsel for the Selling Stockholder, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (1) this Agreement has been duly authorized, executed
                  and delivered by the Selling Stockholder, and the Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Stockholder Securities;

                           (2) assuming that the Underwriters are "protected
                  purchasers" written the meaning of Sections 8-303 and 8-302 of the New York Uniform Commercial Code ("NYUCC"), upon delivery of the Stockholder Securities in certificated form registered in the Selling Stockholder's name to the Underwriters in the State of New York so that they have control of such securities, the Underwriters will acquire all of the Selling Stockholder's rights in the Stockholder Securities free of any adverse claims (within the meaning of Sections 8-303 and 8-102(a)(12) of the NYUCC);

                           (3) no consent, approval, authorization or order of
                  any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may be have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such option) as have been obtained; and

                           (4) none of the sale of the Stockholder Securities or
                  the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which the Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any of its subsidiaries.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Texas, California and New York, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on the representations and warranties of the Selling Stockholder contained in this Agreement, certificates of responsible officers of the Selling Stockholder contemplated by this Agreement and certificates of responsible officers of the Selling Stockholder and public officials.

                  (d) The Representatives shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the

         Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (1) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (2) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (3) since the date of the most recent financial
                  statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (f) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Selling Stockholder, dated the Closing Date, to the effect that the signer or signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                  (g) At the Execution Time and at the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants of the Company within the meaning of the Act and the applicable published rules and regulations adopted by the Commission thereunder and stating in effect that:

                           (1) in their opinion the audited financial statements
                  and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations adopted by the Commission;

                           (2) on the basis of a reading of the latest unaudited
                  financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit and compensation committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to September 30, 1999, nothing came to their attention which caused them to believe that:

                                    (i) with respect to the period subsequent to
                           September 30, 1999, there were any changes, at a specified date not more than five days prior to the date of the letter, in the total liabilities of the Company or capital stock of the Company or increases in the stockholders' deficit of the Company or decreases in working capital (or increases in working capital deficit, as the case may be) of the Company as compared with the amounts shown on the September 30, 1999, consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues or gross profit, or for the period from October 1, 1999 to such specified date there were any increases, as compared with the corresponding period in the preceding year, in loss from operations or net loss or in per share amounts of net loss of the Company, except in all instances for changes or increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                    (ii) the information included in the
                           Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data),
                           Item 302 (Supplementary Financial Information) and
                           Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                                    (iii) they have performed certain other
                           specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Summary Financial

                           Information", "Dilution", "Capitalization", "Selected Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Management", and "Certain Transactions" in the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

                  References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (i) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer, director stockholder and option holder of the Company addressed to the Representatives.

                  (j) The Company shall have caused the Securities to be eligible for trading on the Nasdaq National Market upon issuance, and satisfactory evidence thereof shall have been provided to the Representatives.

                  (k) At the time of Closing, the Company shall have executed and delivered the Warrant Agreement to the Representatives.

                  (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of Akin, Gump, Strauss, Hauer & Feld, L.L.P, counsel for the Underwriters, at 1900 Pennzoil Place, 711 Louisiana Street, Houston, Texas, on the Closing Date.

         7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If, for any reason, the Company or the Selling Stockholder elects not to complete the offering of the Securities, the Company will reimburse the Underwriters severally through C.E. Unterberg, Towbin up to $150,000 for expenses incurred in such offering. However, if the reasons for not completing the offering of the Securities cannot reasonably be attributed to the Company or the Selling Stockholder, then the Company will not be required to reimburse expenses of the Underwriters.

         8.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company and the Selling Stockholder jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered above, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any director, officer, employee or agent of such Underwriter or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required under the Act and any untrue statement or omission of a material fact contained in any Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholder may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each person who is named in the Registration Statement as about to become a director, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Stockholder, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter, but only with reference to written information relating to such Underwriter or the "Underwriting" section of the Prospectus furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the statements set forth under the heading "Underwriting" (and as they are repeated or summarized elsewhere in the Prospectus) constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, Gin any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholder, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholder, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) as set forth on the cover page of the Prospectus, benefits received by each Selling Stockholder shall be deemed to be equal to the aggregate purchase price of the Stockholder Securities sold by the Selling Stockholder and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The liability of the Selling Stockholder under the Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate purchase price of the Stockholder Securities sold by the Selling Stockholder to the Underwriters. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limiting of minimum prices shall have been established on either of such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), (iv) there shall have occurred any enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the sole judgment of the Representatives adversely affects, or will adversely affect, the business, prospects, financial condition or results of operations of the Company, or (v) any federal, state or local government or agency takes any action in respect of its monetary or fiscal affairs which in the sole judgment of the Representatives has a material adverse effect on the financial markets in the United States.

         11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telefaxed and confirmed as follows:

        If to the Representatives:     C.E. Unterberg, Towbin
                                       Swiss Bank Tower
                                       10 East 50th Street, 20th Floor
                                       New York, New York  10022
                                       Attention: A. Robert Towbin
                                       (fax no.: (212) 888-8611)

                   With a copy to:     J. Kenneth Menges, Jr., P.C.,
                                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       1700 Pacific Avenue, Suite 4100
                                       Dallas, Texas 75201
                                       (fax no.:  (214) 969-4343)

                If to the Company:     TrueTime, Inc.
                                       2835 Duke Court
                                       Santa Rosa, California  95407
                                       Attention: Elizabeth A. Withers
                                       (fax no.: (707) 528-1230)

                   With a copy to:     Charles H. Still
                                       Fulbright & Jaworski, L.L.P.
                                       1301 McKinney, Suite 5100
                                       Houston, Texas  77010
                                       (fax no.: (713) 651-5246)

    If to the Selling Stockholder:     OYO Corporation U.S.A.
                                       7334 Gessner Drive
                                       Houston, Texas  77040
                                       Attention:  Ernest M. Hall
                                       (fax no.: (713) 937-8262)

                   With a copy to:     Charles H. Still
                                       Fulbright & Jaworski, L.L.P.
                                       1301 McKinney, Suite 5100
                                       Houston, Texas  77010
                                       (fax no.: (713) 651-5246)



         13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

                                    Very truly yours,

                                    TrueTime, Inc.

                                    By: _______________________________________
                                    Name:  Elizabeth A. Withers
                                    Title: President and Chief Executive Officer


                                    OYO Corporation U.S.A.

                                    By: _______________________________________
                                    Name:  Ernest M. Hall
                                    Title: President


The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

C.E. UNTERBERG, TOWBIN
Cruttenden Roth Incorporated
Pennsylvania Merchant Group


By: C.E. Unterberg, Towbin

By: __________________________________
Name:  A. Robert Towbin
Title: Managing Director


For themselves and the other several
Underwriters named in Schedule I
to the foregoing Agreement

                                   SCHEDULE I


                                                                                    NUMBER OF SHARES
                                     UNDERWRITERS                                    TO BE PURCHASED
                                     ------------                                   ----------------
           C.E. Unterberg, Towbin........................................
           Cruttenden Roth Incorporated..................................
           Pennsylvania Merchant Group...................................

                                                                                    -----------------
                    TOTAL
                                                                                    =================

                                    EXHIBIT A

               [Name of Director, Officer or Selling Stockholder]

                                 TrueTime, Inc.
                         Public Offering of Common Stock


                                                                  ________, 1999


C.E. Unterberg, Towbin
Cruttenden Roth Incorporated
Pennsylvania Merchant Group
As Representative of the several Underwriters, c/o C.E. Unterberg, Towbin
Swiss Bank Tower
10 East 50th Street, 22nd Floor
New York, New York 10022

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among TrueTime, Inc., a Delaware corporation (the "Company"), OYO Corporation U.S.A. (the "Selling Stockholder") and each of you as representatives of a group of Underwriters named therein (the "Underwriters"), relating to an underwritten initial public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

         In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of C.E. Unterberg, Towbin, offer, sell, contract to sell, pledge or otherwise dispose of or file a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of one year after the date of the final prospectus filed in connection with the initial public offering, other than shares of Common Stock disposed of as bona fide gifts approved by C.E. Unterberg, Towbin.

         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.


                                       Yours very truly,


                                       [signature of Director, Officer or
                                       Selling Stockholder]

                                       [Name and address of Director, Officer or Selling Stockholder]